Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Updates Fiscal Year 2012 Guidance

MOUNTAIN VIEW, Calif., — June 12, 2012 — Omnicell, Inc., (NASDAQ:OMCL) a leading provider of medication and supply management solutions and analytics software for healthcare systems, today announced updated guidance for its 2012 financial performance to reflect the closing of the acquisition of MTS Medication Technologies, Inc. on May 21, 2012.

Based on current projections, Omnicell now expects 2012 revenue to be between $307 million and $315 million.  Non-GAAP diluted earnings per share are expected to be between $0.75 and $0.81 per share. Non-GAAP diluted earnings per share excludes stock-based compensation and amortization of any acquired intangible assets as well as the step-up in inventory valuation associated with the acquisition of MTS Medication Technologies.  Non-GAAP diluted earnings per share also excludes direct  expenses associated with closing the acquisition, which are estimated to be between $4.0 million and $4.5 million, most of which is expected to be recorded in the second quarter of 2012.  Product backlog, which is the value of firm orders that have not yet completed installation, is expected to be between $138 million and $142 million and is comprised of Omnicell acute care medication and supply management products.  It is currently expected that MTS Medication Technologies products will not materially change product backlog due to the heavy weighting of its revenue towards consumables.

In the second quarter of 2012, Omnicell expects revenue to be approximately $74 million and non-GAAP diluted earnings per share are expected to be between $0.17 and $0.18.

This update to guidance only represents the addition of MTS Medication Technologies to Omnicell.  Omnicell has not changed any portion of its guidance for acute care medication or medical and surgical supply management products.  Omnicell’s previous outlook for 2012, which did not include the acquisition of MTS Medication Technologies, was $263 million to $267 million of revenue and $0.67 to $0.72 non-GAAP diluted earnings per share.  The forecast for year end product backlog has not changed.

“This acquisition provides Omnicell the opportunity to be the medication management company across the full continuum of medical care,” said Randall Lipps, Chairman, President, and CEO of Omnicell.  “Already, we are seeing expanding interest from our acute care customers to provide medication treatment beyond the acute care setting.  This acquisition has created a company that is aligned with the long term trends of the healthcare market.  Together, we can not only provide greater comprehensive management of medications, we can also contribute to improving clinical outcomes by helping healthcare providers assure that medications are administered correctly and in a timely manner.”

“Our two businesses bring capabilities to each other that strengthen the product lines and expand the medication management coverage of both companies,” continued Mr. Lipps.  “MTS has a broad base of experience in the long term care and home care markets in the US and Europe and has expertise in the manufacturing of consumables to support these markets.    Omnicell has unique expertise in capital equipment and software for medication and supply management in the acute care market.  Together, we can provide the capability to help tie the full continuum of medication treatment to the electronic healthcare record and provide solutions that increase the patient adherence to medication treatments, which reduces the overall cost of healthcare.”

“Additionally, MTS contributes a growing revenue stream that is accretive to non-GAAP earnings and is expected to support our goal of achieving 15% non-GAAP operating margins,” concluded Mr. Lipps.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of automation and business information solutions enabling hospitals and other healthcare organizations to streamline the medication administration process and manage costly medical supplies for increased operational efficiency and enhanced patient safety. Through seamless integration with a customer’s existing IT infrastructure, Omnicell solutions empower healthcare facilities to achieve comprehensive automation of medication and supply management from the arrival at the loading dock to the patient’s bedside. Omnicell also provides healthcare facilities with business analytics software designed to improve medication diversion detection and regulatory compliance.

Since 1992, more than 2,600 hospital customers worldwide have relied on Omnicell’s medication automation, supply chain, and analytics solutions to increase patient safety, improve efficiency and address changing healthcare regulations while providing effective control of costs, charge capture for payer reimbursement and inventory management of medications and supplies.

MTS Medication Technologies, a wholly-owned subsidiary of Omnicell, is a leader in medication adherence packaging systems designed to improve medication dispensing and administration. MTS enables approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards while optimizing productivity and controlling costs. MTS has a product line that includes more than 20 packaging machines and 50 types of consumable products.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the benefits of the acquisition of MTS by Omnicell, the combined company’s, and each respective company’s plans, objectives, expectations (financial or otherwise) and intentions, future financial results, including revenue and earnings per share estimates for 2012, and growth potential, anticipated products and services and other statements that are not historical facts. These forward-looking statements are based on Omnicell’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with the acquisition of MTS, such as the risk that MTS will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company; disruption from the integration process, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the allocation of the purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies and the possibility that if Omnicell does not achieve the perceived benefits of the acquisition of MTS as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell stock could decline; as well as other risks related to Omnicell’s business, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Omnicell’s SEC filings and reports, including in the Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC. Omnicell undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP diluted earnings per share and other performance measures.  These non-GAAP results should not be considered as an alternative to diluted earnings per share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP diluted earnings per share is exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a periodic basis because the excluded items are not viewed by Omnicell’s  management as representing ongoing core operating results. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)     Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718,

b)    Amortization of acquired intangible assets from MTS and prior business acquisitions,

c)     Amortization of the step-up in inventory valuation for the MTS acquisition and

d)    Direct expenses associated with the MTS acquisition.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; they are non-operational, or they are non-cash expenses involving stock option grants.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•      Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

•      Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Although normally a quantitative reconciliation of the forward-looking non-GAAP financial measures (non-GAAP diluted earnings per share) would be presented to quantify the differences mentioned above from GAAP diluted earnings per share, this is not possible without unreasonable effort, as the acquisition accounting for the purchase of MTS is still in a preliminary review stage, and the fiscal year 2012 operating effects of the acquisition accounting are not yet known.  Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in Omnicell’s press release announcing its financial results for the first quarter of 2012 and in Omnicell’s SEC filings.